Exhibit 99.2
Conn's, Inc. Announces Executive Appointments and Transitions
THE WOODLANDS, TEXAS, June 2, 2016 – Conn's, Inc. (NASDAQ:CONN), a specialty retailer of furniture and mattresses, home appliances, consumer electronics and home office products, and provider of consumer credit, today announced the appointments of three new executives across the Company's financial, legal and credit areas.
Experienced financial executive Lee Wright to join as new CFO
The Company also announced the following appointments:

•	Mark Prior as General Counsel and Corporate Secretary;

•	John Davis as Chief Credit Officer; and

•	Michael Poppe promoted to President and Chief Operating Officer of Credit and Collections.
Lee Wright, formerly Chief Executive Officer for Professional Directional Enterprises, Inc., will succeed Tom Moran as Chief Financial Officer, starting on June 22, 2016 and will be based in the Company's headquarters in The Woodlands, Texas. Mr. Moran is expected to remain at the Company for a period of 120 days to support a seamless transition.
"Tom has helped position our financial organization for long-term success and we are grateful for his contributions," said Norm Miller, Chairman, Chief Executive Officer and President of Conn's. "We wish him all the best in his future endeavors."
Miller continued, "Lee is a proven financial leader with a deep understanding of capital and debt management, and we are thrilled to have him join our leadership team. We are confident his experience in the capital markets and working in the subprime finance industry will enhance our ability to deliver on our growth plans and ultimately drive greater value for our shareholders."
Mr. Wright brings over two decades of capital markets, advisory and transactions experience to Conn's. He was most recently CEO of Professional Directional Enterprises, an independent oilfield service firm and portfolio company of private equity firm Diamond Castle Holdings.
Prior to joining Professional Directional in 2012, Mr. Wright was Senior Managing Director at Diamond Castle Holdings, where he was responsible for all phases of the investment process on behalf of Diamond Castle Partners IV, L.P., a $1.85 billion private equity fund. During that time, Mr. Wright was responsible for an investment in the subprime finance industry, and stayed involved with the operations of that company as a board member.
"I'm excited to join a business with such a compelling growth opportunity and highly motivated leadership team," said Mr. Wright. "I'm looking forward to working with Conn's management team to continue building the Company's financial organization with the goal of delivering the best returns possible for all of our stakeholders."
The Company also announced the appointment of Mark Prior as General Counsel and Corporate Secretary, effective July 14, 2016. Mr. Prior will be joining Conn's from DFC Global Corp, where he is Deputy General Counsel, Senior Vice President and Corporate Secretary.  As part of the transition, his predecessor is expected to remain at Conn's for a period of 120 days to ensure a smooth handover of responsibilities.
Mr. Prior brings over two decades of legal experience to Conn's.  Since 2007, he has been a senior member of DFC Global Corp's global law department, and served as General Counsel and Corporate Secretary from 2013 to 2015, overseeing a team of attorneys and paralegals in the US, Canada, and Europe. In this role, Mr. Prior advised senior officers in operations, compliance, IT, finance, treasury, and HR with legal and commercial advice to advance the company's strategic goals. Previously, he was Corporate Counsel for the Philadelphia Stock Exchange. Before that, Mr. Prior was a firm partner and attorney at Rubin Fortunato P.C.
John Davis was appointed Conn's Chief Credit Officer, in late May. In this role, Mr. Davis will lead the evolution of the Company's credit risk management effort to drive profitable sales volume while mitigating risk to the Company. Mr. Davis has 26 years of credit and collections experience, and over 10 years in the subprime industry. Before joining Conn's, he served as Founder and CEO of GFC Advisors, Ltd, a consultancy in the consumer credit industry. Prior to that, he was President, E-Commerce for DFC Global Corp and was responsible for all aspects of credit and collections.

In addition to the three executive appointments, Conn's has promoted Michael Poppe from Executive Vice President and Chief Operating Officer to President and Chief Operating Officer of Credit and Collections. The title of President recognizes Mr. Poppe's growing oversight of the credit operation, reflecting the integral role he plays within the Executive Management Team, and the Company's desire to focus his efforts on its critical Credit and Collections business.
"We are thrilled with these additions to our team, and confident that their skills and experience will help us execute our near-term turnaround efforts, while building a foundation to achieve our long-term growth objectives and create significant shareholder value," concluded Miller.
About Conn's, Inc.
Conn's is a specialty retailer currently operating over 100 retail locations in Arizona, Colorado, Georgia, Louisiana, Mississippi, Nevada, New Mexico, North Carolina, Oklahoma, South Carolina, Tennessee and Texas. The Company's primary product categories include:

•	Furniture and mattress, including furniture and related accessories for the living room, dining room and bedroom, as well as both traditional and specialty mattresses;

•	Home appliance, including refrigerators, freezers, washers, dryers, dishwashers and ranges;

•	Consumer electronics, including LED, OLED, Ultra HD, and internet-ready televisions, Blu-ray players, home theater and portable audio equipment; and

•	Home office, including computers, printers and accessories.
Additionally, Conn's offers a variety of products on a seasonal basis. Unlike many of its competitors, Conn's provides flexible in-house credit options for its customers in addition to third-party financing programs and third-party rent-to-own payment plans.
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. Such forward-looking statements include information concerning the Company's future financial performance, business strategy, plans, goals and objectives. Statements containing the words "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "plan," "project," "should," or the negative of such terms or other similar expressions are generally forward-looking in nature and not historical facts. We can give no assurance that such statements will prove to be correct, and actual results may differ materially. A wide variety of potential risks, uncertainties, and other factors could materially affect the Company's ability to achieve the results either expressed or implied by the Company's forward-looking statements including, but not limited to: general economic conditions impacting the Company's customers or potential customers; the Company's ability to execute periodic securitizations of future originated customer loans including the sale of any remaining residual equity on favorable terms; the Company's ability to continue existing customer financing programs or to offer new customer financing programs; changes in the delinquency status of the Company's credit portfolio; unfavorable developments in ongoing litigation; increased regulatory oversight; higher than anticipated net charge-offs in the credit portfolio; the success of the Company's planned opening of new stores; technological and market developments and sales trends for the Company's major product offerings; the Company's ability to protect against cyber-attacks or data security breaches and to protect the integrity and security of individually identifiable data of the Company's customers and employees; the Company's ability to fund its operations, capital expenditures, debt repayment and expansion from cash flows from operations, borrowings from the Company's revolving credit facility, and proceeds from accessing debt or equity markets; the ability to continue the repurchase program; and the other risks detailed in the Company's most recent reports filed with the Securities and Exchange Commission, including but not limited to, the Company's Annual Report on Form 10-K, the Company's Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. If one or more of these or other risks or uncertainties materialize (or the consequences of such a development changes), or should our underlying assumptions prove incorrect, actual outcomes may vary materially from those reflected in our forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. We disclaim any intention or obligation to update publicly or revise such statements, whether as a result of new information, future events or otherwise. All forward-looking statements attributable to us, or to persons acting on our behalf, are expressly qualified in their entirety by these cautionary statements.
CONN-G
S.M. Berger & Company
Andrew Berger (216) 464-6400

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